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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1992 Stock Option Plan of Shaman Pharmaceuticals, Inc. of our report dated January 20, 1997 with respect to the financial statements of Shaman Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                                                Ernst & Young LLP


Palo Alto, California
June 25, 1997